Exhibit 4.6(i)

____________________

SIXTH SUPPLEMENTAL INDENTURE

Dated as of January 26, 2004

to

INDENTURE

Dated as of May 11, 1999

among

VAIL RESORTS, INC., as Issuer,

the Guarantors named therein, as Guarantors,

and

THE BANK OF NEW YORK, as Successor Trustee to

UNITED STATES TRUST COMPANY OF NEW YORK

____________________

up to $300,000,000

8 3/4 % Senior Subordinated Notes due 2009

SIXTH SUPPLEMENTAL INDENTURE, dated as of January 26, 2004, among Vail Resorts, Inc., a Delaware corporation (the "Issuer"), the Guarantors named on the signature pages hereto (the "Guarantors"), and The Bank of New York, as Successor to United States Trust Company of New York, as Trustee (the "Trustee").

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of May 11, 1999, as amended and supplemented by the First Supplemental Indenture dated as of August 27, 1999, by the Second Supplemental Indenture dated as of November 16, 2001, by the Third Supplemental Indenture dated as of January 16, 2002, by the Fourth Supplemental Indenture dated as of October 18, 2002 and by the Fifth Supplemental Indenture dated as of May 20, 2003 (together, the "Indenture") providing for the issuance of up to $300,000,000 aggregate principal amount of 8 3/4% Senior Subordinated Notes due 2009 of the Company;

WHEREAS, on May 11, 1999, the Company issued and the Trustee authenticated and delivered $200,000,000 aggregate principal amount of the Company's 8 3/4% Senior Subordinated Notes due 2009 (the "Notes");

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture and the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes;

WHEREAS, the Company, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated January 13, 2004 (the "Statement" and, together with the related Consent and Letter of Transmittal, the "Offer Documents"), has offered to purchase any and all of the outstanding Notes (the "Offer") and solicited the consents of the Holders to the substance of the amendments to the Indenture contained in this Sixth Supplemental Indenture (the "Consent Solicitation"), upon the terms and conditions set forth in the Offer Documents;

WHEREAS, the Holders of a majority in principal amount of the outstanding Notes have delivered, pursuant to the Consent Solicitation and in accordance with the requirements of Section 9.02 of the Indenture, written consents to the substance of the amendments to the Indenture contained in this Sixth Supplemental Indenture;

WHEREAS, in accordance with Section 9.02 of the Indenture, it is not necessary for the consents of the Holders under Section 9.02 of the Indenture to approve the particular form of the amendments to the Indenture contained in this Sixth Supplemental Indenture, but it is sufficient that such consents approve the substance thereof; and

WHEREAS, all conditions precedent provided for in the Indenture with respect to the execution of this Sixth Supplemental Indenture have been complied with.

NOW THEREFORE, in consideration of the foregoing premises, the Company and the Trustee agree as follows:

Section 1. Definitions

. All capitalized terms used herein and not defined are used herein as defined in the Indenture.

Section 2. Amendments to the Indenture

. Subject to the provisions of Section 3 hereof, the Indenture and the Notes shall be amended as follows:

(a) The following provisions of the Indenture shall be deleted in their entirety and the Company shall be released from any and all of its obligations thereunder: Section 3.10 (Offer to Purchase by Application of Excess Proceeds); Section 4.04 (Reports); Section 4.05 (Compliance Certificate); Section 4.06 (Taxes); Section 4.07 (Stay, Extension and Usury Laws); Section 4.08 (Corporate Existence; Maintenance of Properties and Insurance); Section 4.09 (Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock); Section 4.10 (Limitation on Restricted Payments); Section 4.11 (Limitation on Liens); Section 4.12 (Limitation on Transactions with Affiliates); Section 4.13 (Limitations on Dividend and Other Payment Restrictions Affecting Subsidiaries); Section 4.14 (Limitation on Layering Debt); Section 4.15 (Payments for Consent); Section 4.16 (Asset Sales); Section 4.17 (Offer to Repurchase Upon Change of Control); Section 4.18 (Additional Subsidiary Guarantees); Section 5.01 (Limitation on Merger, Consolidation or Sale of Assets); and Section 5.02 (Successor Person Substituted). Failure to comply with the terms of any of the foregoing sections of the Indenture shall no longer constitute a Default or Event of Default under the Indenture and shall no longer have any other consequences under the Indenture.

(b) Section 8 (Repurchase at Option of Holder) of the Notes shall be deleted in its entirety and the Company shall be released from any and all of its obligations thereunder.

(c) Section 12 (Events of Default and Remedies) of the Notes shall be amended and restated in its entirety to read as follows:

"14. Events of Default and Remedies

Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by Article 10 of the Indenture); (ii) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 of the Indenture). If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes and all other Obligations thereunder to be due and payable by notice in writing to the Company and the Trustee. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium, if any, interest or Liquidated Damages, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium and Liquidated Damages, if any, or interest on the Notes."

(d) Section 6.01 of the Indenture shall be amended and restated in its entirety to read as follows:

"SECTION 6.01. Events of Default.

Each of the following constitutes an Event of Default:

(1) default for 30 days or more in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes (whether or not prohibited by Article 10 hereof); or

(2) default in payment when due (whether payable at maturity, upon redemption or repurchase or otherwise) of the principal of or premium, if any, on the Notes (whether or not prohibited by Article 10 hereof)."

(e) All references in the Indenture and the Notes to any of the provisions deleted as provided in this Section 2 shall also be deleted. The following definitions set forth in Section 1.01 of the Indenture or elsewhere in the Indenture or the Notes shall be deleted in their entirety:

"Acquired Debt"

"Additional Assets"

"Affiliate Transaction"

"Asset Disposition"

"Asset Sale Offer"

"Average Life"

"Bankruptcy Law"

"Board Resolution"

"Change of Control"

"Change of Control Offer"

"Change of Control Payment"

"Change of Control Payment Date"

"Consolidated Interest Coverage Ratio"

"Consolidated Interest Expense"

"Consolidated Net Income"

"Consolidated Net Worth"

"Consolidated Resort EBITDA"

"EBITDA"

"Excess Proceeds"

"Existing Indebtedness"

"Existing Note Indenture"

"Existing Notes"

"Expiration Date"

"Foreign Restricted Subsidiary"

"Fully Traded Common Stock"

"Investment"

"Net Available Cash"

"Net Cash Proceeds"

"Net Proceeds"

"Notice of Default"

"Offer"

"Offer Amount"

"Offer Period"

"Payment Default"

"Payment Restrictions"

"Permitted Debt"

"Permitted Businesses"

"Permitted Investment"

"Permitted Liens"

"Permitted Refinancing Indebtedness"

"Plans"

"Purchase Date"

"Refinancing Disqualified Stock"

"Refinancing Indebtedness"

"Restricted Investment"

"Restricted Payment"

"Significant Subsidiary"

"Similar Business"

"Successor Company"

"Successor Guarantor"

"Temporary Cash Investment"

Section 3. Effectiveness; Operation

. This Sixth Supplemental Indenture shall be effective upon execution hereof by the parties hereto; however the amendments to the Indenture and the Notes contained in Section 2 hereof shall not become operative until the date and time the Company notifies (if orally, then confirmed in writing) Global Bondholder Services Corporation, as depositary and tabulation agent for the Notes under the Offer (the "Depositary"), that the Company has accepted for purchase the Notes tendered and not withdrawn pursuant to the Offer. In the event the Company notifies (if orally, then confirmed in writing) the Depositary that it has withdrawn or terminated the Offer, this Sixth Supplemental Indenture shall be terminated and of no force or effect and neither the Indenture nor the Notes shall be modified hereby. The Company shall promptly notify the Trustee in writing of any oral or written notice it gives to the Depositary.

Section 4. Ratification

. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

Section 5. Conflict with Trust Indenture Act

. If and to the extent that any provision of this Sixth Supplemental Indenture limits, qualifies or conflicts with any provision which is required or deemed to be included in this Sixth Supplemental Indenture by any of the provisions of the TIA, such required or deemed provision shall control.

Section 6. Separability Clause

. In case any provision in this Sixth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 7. Effect of Headings

. The section headings herein are for convenience only and shall not affect the construction hereof.

Section 8. Benefits of this Sixth Supplemental Indenture

. Nothing in this Sixth Supplemental Indenture, express or implied, shall give to any person, other than the parties to the Indenture and their respective successors thereunder and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under this Sixth Supplemental Indenture.

Section 9. Successors and Assigns

. All covenants and agreements in this Sixth Supplemental Indenture by the Company and the Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 10. Governing Law

. This Sixth Supplemental Indenture and the Indenture and the Notes, each as supplemented and amended hereby, shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 11. Multiple Originals

. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Sixth Supplemental Indenture.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

VAIL RESORTS, INC.

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

GUARANTORS:

BEAVER CREEK ASSOCIATES, INC.

BEAVER CREEK CONSULTANTS, INC.

BEAVER CREEK FOOD SERVICES, INC.

BRECKENRIDGE RESORT PROPERTIES, INC.

COMPLETE TELECOMMUNICATIONS, INC.

GHTV, INC.

GILLETT BROADCASTING, INC.

GRAND TETON LODGE COMPANY

JACKSON HOLE GOLF AND TENNIS CLUB, INC.

KEYSTONE CONFERENCE SERVICES, INC.

KEYSTONE DEVELOPMENT SALES, INC.

KEYSTONE FOOD AND BEVERAGE COMPANY

KEYSTONE RESORT PROPERTY MANAGEMENT COMPANY

LARKSPUR RESTAURANT & BAR, LLC

LODGE PROPERTIES, INC.

LODGE REALTY, INC.

PROPERTY MANAGEMENT ACQUISITION CORP., INC.

ROCKRESORTS CASA MADRONA, LLC

ROCKRESORTS CHEECA, LLC

ROCKRESORTS EQUINOX, INC.

ROCKRESORTS INTERNATIONAL, LLC

ROCKRESORTS LAPOSADA, LLC

ROCKRESORTS LLC

ROCKRESORTS ROSARIO, LLC

TETON HOSPITALITY SERVICES, INC.

THE VAIL CORPORATION

THE VILLAGE AT BRECKENRIDGE ACQUISITION CORP., INC.

VA RANCHO MIRAGE I, INC.

VA RANCHO MIRAGE II, INC.

VAIL ASSOCIATES HOLDINGS, LTD.

VAIL ASSOCIATES REAL ESTATE, INC.

VAIL FOOD SERVICES, INC.

VAIL HOLDINGS, INC.

VAIL RESORTS DEVELOPMENT COMPANY

VAIL RR, INC.

VAIL SUMMIT RESORTS, INC.

VAIL TRADEMARKS, INC.

VAIL/ARROWHEAD, INC.

VAIL/BEAVER CREEK RESORT PROPERTIES, INC.

VAMHC, INC.

VR HEAVENLY I, INC.

VR HEAVENLY II, INC.

Each by its authorized officer:

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

JHL&S, LLC

By:

Name: Martha Dugan Rehm

Title: Authorized Signatory

VA RANCHO MIRAGE RESORT, L.P.

By: VA Rancho Mirage I, Inc., its General Partner

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

HEAVENLY VALLEY, LIMITED

PARTNERSHIP

By: VR Heavenly I, Inc., Its General Partner

By:

Name: Martha Dugan Rehm

Title: Senior Vice President

TRUSTEE:

THE BANK OF NEW YORK

as Trustee

By:

Name:

Title:

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